SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 14, 2003


                        CHANGE TECHNOLOGY PARTNERS, INC.
               (Exact name of registrant as specified in charter)


           DELAWARE                     0-13347                    06-152875
      (State or other                (Commission                (IRS Employer
jurisdiction of incorporation)       File Number)            Identification No.)


                537 STEAMBOAT ROAD, GREENWICH, CONNECTICUT 06830
               (Address of principal executive offices) (Zip Code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (203) 661-6942


                                       N/A
          (Former name or former address, if changed since last report)


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ITEM 5.    OTHER EVENTS

On November 14, 2003, Change Technology Partners, Inc., a Delaware corporation ("Change"), CTP/N Merger Corp., a Delaware corporation and Change's wholly owned subsidiary, and Neurologix, Inc., a Delaware corporation ("Neurologix") entered into an amendment (the "Amendment") to the Agreement and Plan of Merger, dated as of August 13, 2003 (the "Merger Agreement").

The Amendment extends to February 15, 2004, the date on which either Change or Neurologix may terminate the Merger Agreement if the transactions contemplated in the Merger Agreement have not been consummated. In addition, the amount of the promissory note issued by Neurologix in favor of Change in connection with the Merger Agreement is increased from $750,000 to $1,100,000, and the due date is extended to June 30, 2004. The loan to Neurologix, as amended, will continue to accrue interest at a rate of 4% per year, be secured by all of the assets of Neurologix and be senior to all existing indebtedness of Neurologix.

A copy of the Amendment is being filed as Exhibit 2.1 to this report.


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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS

                  (c)    Exhibits


                         EXHIBIT NUMBER                 DESCRIPTION

                         -------------------------------------------------------
                              2.1 Amendment No. 1 to Agreement and Plan of Merger, dated November 14, 2003.
                         -------------------------------------------------------



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


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2003

                                     CHANGE TECHNOLOGY PARTNERS, INC.



                                     By: /s/ Michael Gleason
                                         -------------------------------------
                                         Michael Gleason
                                         Chairman and Chief Executive Officer



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


                                  EXHIBIT INDEX



              EXHIBIT NUMBER                 DESCRIPTION

              -------------------------------------------------------
                   2.1 Amendment No. 1 to Agreement and Plan of Merger, dated November 14, 2003.
              -------------------------------------------------------



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